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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549




                                  FORM 8-A




              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934





                              CIENA Corporation
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)




                Delaware                                 23-2725311
   -----------------------------------------       ----------------------
      (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                Identification No.)




               8530 Corridor Road, Savage, Maryland 20763
   -----------------------------------------------------------------------
         (Address of principal executive offices)           (Zip Code)



      Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                      Name of each exchange on which
    to be so registered                      each class is to be registered
    -------------------                      ------------------------------


                                    None

      Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, $.01 par value per share
              ------------------------------------------------
                                (Title of class)





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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Common Stock of the Registrant registered hereby is incorporated by reference to the description of the Registrant's capital stock set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (SEC File No. 333-17729), as filed with the Securities and Exchange Commission on December 12, 1996, any amendments to such Registration Statement filed subsequently thereto (the "Form S-1") and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

ITEM 2.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

         1. Certificate of Amendment to Third Restated Certificate of Incorporation.*

         2.      Third Restated Certificate of Incorporation.*

         3.      Amended and Restated Bylaws of the Registrant.*

         3.      Form of Common Stock certificate of the Registrant.*


         * Incorporated by reference to the Registration's Registration Statement on Form S-1 (SEC File No. 333-17729).





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                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CIENA CORPORATION



Date:  January 13, 1997          By:   /s/  Patrick H. Nettles
                                       ----------------------------------------
                                       Patrick H. Nettles
                                       President, Chief Executive Officer and
                                         Director





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                                EXHIBIT INDEX



Exhibit No.               Description                                                         Page
-----------               -----------                                                         ----
3.1                       Certificate of Amendment to Third Restated                          *
                          Certificate of Incorporation

3.2                       Third Restated Certificate of Incorporation                         *

3.3                       Amended and Restated Bylaws of the Registrant                       *

4.1                       Form of Common Stock certificate of the Registrant                  *

*                         Incorporated by reference to the Registration's
                          Registration Statement on Form S-1
                          (SEC File No. 333-17729).





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